UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 15, 2023

Date of Report (Date of earliest event reported)

SHAKE SHACK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

225 Varick Street, Suite 301 New York, New York	10014
(Address of principal executive offices)	(Zip Code)

(646) 747-7200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	SHAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Cooperation Agreement

On May 15, 2023, Shake Shack Inc. (the “Company”) entered into a cooperation agreement (the “Cooperation Agreement”) with Engaged Capital, LLC and certain of its affiliates (collectively, the “Engaged Group”).

Pursuant to the Cooperation Agreement, the Company’s Board of Directors (the “Board”) expanded the size of the Board to twelve and appointed Jeffrey D. Lawrence as a Class III director with a term expiring at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) to fill the resulting vacancy.

In addition, the Company and the Engaged Group have agreed to cooperate to jointly identify an additional independent director candidate for appointment to the Board (the “Additional Independent Director”) to serve as a Class II director. The Company has agreed that the Board will consist of no more than eleven members as of the conclusion of the 2024 Annual Meeting.

The Company has also agreed that it will hire a consultant to advise the Company on certain matters relating to the operations of the Company, with the engagement of the consultant to be overseen by a working group of up to four members of the Board that will include Mr. Lawrence and the Additional Independent Director.

Subject to certain exceptions set forth in the Cooperation Agreement, the Cooperation Agreement generally terminates on the date that is 30 calendar days prior to the notice deadline under the Company’s bylaws for the nomination of director candidates for election to the Board at the 2024 Annual Meeting (or, if earlier, 120 calendar days prior to the first anniversary of the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”)). The Engaged Group has agreed to abide by certain customary voting commitments and standstill restrictions during the term, and has withdrawn its nomination notice in connection with the 2023 Annual Meeting, which the Company has agreed to hold no later than July 15, 2023. The Cooperation Agreement also contains customary mutual non-disparagement provisions.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Stockholders Agreement Amendments

Concurrently and in connection with the entry into the Cooperation Agreement, the Company, SSE Holdings, LLC and certain other persons and entities entered into two amendments to that certain Stockholders Agreement, dated February 4, 2015, by and among the Company, SSE Holdings LLC and the persons entities listed on the schedules thereto (the “Stockholders Agreement”). Amendment No. 4 to the Stockholders Agreement, dated May 15, 2023, removes certain entities that no longer are stockholders as parties to the Stockholders Agreement. Amendment No. 5 to the Stockholders Agreement, dated May 15, 2023, reduces the number of director designees that the Meyer Stockholders (as defined in the Stockholders Agreement) are entitled to under the Stockholders Agreement to three, modifies the stepdown of the related rights in the future, and provides that the rights of the Meyer Stockholders to designate any directors of the Company will terminate immediately after the Company’s 2025 annual meeting of stockholders.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to Amendment No. 4 and Amendment No. 5 to the Stockholders Agreement, copies of which are attached hereto as Exhibits 10.2 and 10.3 and are incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2023, the Board appointed Jeffrey D. Lawrence to serve on the Board, effective immediately. Mr. Lawrence was appointed as a Class III member who will stand for election at the 2024 Annual Meeting. The Board has determined that Mr. Lawrence is independent under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.  Mr. Lawrence has been appointed to the Audit Committee of the Board.

Mr. Lawrence has more than 25 years of leadership experience with particular expertise in the consumer retail and restaurant industries globally, as well as in digital and technological transformations, franchising and financial strategy. Mr. Lawrence is currently the Chief Financial Officer of ShiftKey, a technology-enabled marketplace connecting licensed professionals to the future of work. Mr. Lawrence previously served as Chief Financial Officer of FIGS, Inc., where he led its successful initial public offering and partnered to grow significant shareholder value during his tenure. Mr. Lawrence previously spent more than 20 years at Domino’s Pizza, Inc., the leader in the global pizza industry, including five years as Executive Vice President & Chief Financial Officer. Mr. Lawrence was instrumental in Domino’s successful initial public offering, then the largest restaurant IPO ever, as well as the ground-breaking turnaround of the brand including the technological transformation, global expansion and dramatic increase in store level profitability, all of which led to best-in-class shareholder returns for more than a decade. Mr. Lawrence previously served on the Board of Directors of Domino’s master franchisee in China. Mr. Lawrence began his career in public accounting and is a certified public accountant (registered status) in the State of Michigan. Mr. Lawrence holds an MBA with High Distinction from the Ross School of Business at the University of Michigan as well as a BBA (summa cum laude) from Wayne State University.

Mr. Lawrence is eligible to receive compensation for his service on the Board consistent with that provided to all non-employee director pursuant to the Company’s Non-Employee Director Compensation Policy. A copy of the Company’s Non-Employee Director Compensation Policy is available on the Company’s website at investor.shakeshack.com/investors-company overview/corporate governance. The contents of the Company’s website are not incorporated by reference into this current report on Form 8-K.

There is no arrangement or understanding between Mr. Lawrence and any other persons or entities pursuant to which Mr. Lawrence was appointed as a director other than the matters referred to in Item 1.01 of this Form 8-K. There have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and which Mr. Lawrence, or any member of his immediate family, had, or will have, a direct or indirect material interest.

A copy of the letter agreement between Mr. Lawrence and the Company with respect to his service as director, dated May 15, 2023, is filed as Exhibit 10.4 to this current report on Form 8-K. In addition, Mr. Lawrence has executed the Company’s form of indemnification agreement, a copy of which has been filed as Exhibit 10.21 to the Company’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on January 20, 2015.

Item 7.01. Regulation FD Disclosure.

On May 16, 2023, the Company issued a press release announcing the Cooperation Agreement, the provisions of Amendment No. 5 to the Stockholders Agreement and Mr. Lawrence’s appointment to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Cooperation Agreement, dated May 15, 2023, by and among Engaged Capital Flagship Master Fund, LP, Engaged Capital Co-Invest XV, LP, Engaged Capital Co-Invest XV-A, LP, Engaged Capital Flagship Fund, LP, Engaged Capital Flagship Fund, Ltd., Engaged Capital, LLC, Engaged Capital Holdings, LLC, Glenn W. Welling and Shake Shack Inc.
10.2	Amendment No. 4 to Stockholders Agreement, dated and effective as of May 15, 2023, by and among Shake Shack Inc., SSE Holdings, LLC, the Meyer Stockholders and the LGP Stockholders.
10.3	Amendment No. 5 to Stockholders Agreement, dated and effective as of May 15, 2023, by and among Shake Shack Inc., SSE Holdings, LLC and the Meyer Stockholders.
10.4	Letter Agreement by and between Jeffrey D. Lawrence and Shake Shack Inc., dated May 15, 2023
99.1	Press Release issued by Shake Shack Inc., dated May 16, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

Dated: May 16, 2023	By:	/s/ Ronald Palmese, Jr.
Ronald Palmese, Jr.
Chief Legal Officer